Exhibit 10.2

EXECUTION VERSION

SENIOR SECURED NOTE AMENDMENT AGREEMENT NO. 1

THIS SENIOR SECURED NOTE AMENDMENT AGREEMENT NO. 1 (the “Agreement”), dated as of December 16, 2019, is made by and among Pacific Ethanol, Inc., a Delaware corporation with headquarters located at 400 Capitol Mall, Suite 2060, Sacramento, CA 95814 (the “Company”), and the noteholders listed on the signature page hereto (each, a “Noteholder” and collectively, the “Noteholders”) as follows:

WHEREAS, the Noteholders are holders of the Company’s Senior Secured Notes (each a “Note” and collectively, the “Notes”) that were originally issued by the Company pursuant to either (i) the Note Purchase Agreement dated December 12, 2016 by and among the Company and certain of the Noteholders (the “Initial Purchase Agreement”) or (ii) the Additional Note Purchase Agreement dated June 20, 2017 by and among the Company and certain other Noteholders (the “Additional Purchase Agreement”), with the current list of all Noteholders and the principal amount of each Noteholder’s Note set forth in Exhibit A attached hereto; and

WHEREAS, the Company and the Noteholders desire to enter into this Agreement in order to amend the Notes as set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Noteholders hereby agree as follows:

1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Notes.

2. Amendments.

2.1 Section 19.11 of the Notes issued under the Initial Purchase Agreement and Section 19.14 of the Notes issued under the Additional Purchase Agreement is hereby amended by deleting the reference to “December 15, 2019” in such Notes and inserting in its place “December 23, 2019”. The parties agree that each other reference in the Transaction Documents to the Notes being due December 15, 2019 shall refer to the Notes being due December 23, 2019.

2.2 Section 19.9 of the Notes issued under the Initial Purchase Agreement is hereby amended by deleting Section 19.9 in its entirety and inserting in its place the following new Section 19.9, which shall read in its entirety as follows:

“19.9 “Interest Rate” means (i) for the period commencing on the Issuance Date through December 14, 2019, a rate per annum equal to the 3-month London Interbank Offered Rate (“LIBOR”), plus 7.0% (the “Interest Rate Spread”); provided, however, that on December 15, 2017 and December 15, 2018, the “Interest Rate Spread” shall be increased to 9.0% and 11.0%, respectively; and, provided, further, that if at any time prior to December 15, 2019 LIBOR is less than 1.0% per annum, the “Interest Rate” shall equal 1.0% plus the amount of the then current “Interest Rate Spread,” and (ii) for the period commencing September 15, 2019, a rate per annum equal to 15%. The “Interest Rate” shall in all cases be subject to adjustment as set forth in Section 2.”

2.3 Section 19.12 of the Notes issued under the Additional Purchase Agreement is hereby amended by deleting Section 19.12 in its entirety and inserting in its place the following new Section 19.12, which shall read in its entirety as follows:

“19.12 “Interest Rate” means (i) for the period commencing on the Issuance Date through December 14, 2019, a rate per annum equal to the 3-month London Interbank Offered Rate (“LIBOR”), plus 7.0% (the “Interest Rate Spread”); provided, however, that on December 15, 2017 and December 15, 2018, the “Interest Rate Spread” shall be increased to 9.0% and 11.0%, respectively; and, provided, further, that if at any time prior to December 15, 2019 LIBOR is less than 1.0% per annum, the “Interest Rate” shall equal 1.0% plus the amount of the then current “Interest Rate Spread,” and (ii) for the period commencing September 15, 2019, a rate per annum equal to 15%. The “Interest Rate” shall in all cases be subject to adjustment as set forth in Section 2.”

2.4 Section 2 of the Notes issued under the Initial Purchase Agreement is hereby amended by deleting Section 2 in its entirety and inserting in its place the following new Section 2, which shall read in its entirety as follows:

“2. INTEREST; INTEREST RATE. Interest on this Note shall accrue at the applicable Interest Rate and shall commence accruing on the Issuance Date and Interest shall be computed on the basis of a 360-day year and twelve 30-day months and shall be payable in cash to the record Holder in arrears on March 15, June 15, September 15 and December 15 of each calendar year, beginning with March 15, 2017 and ending on the repayment of the Note; provided, however, that the Company shall make the December 15, 2019 interest payment on December 16, 2019 as follows: (x) 50% of such payment shall be made in cash and (y) 50% of such payment shall be made through the issuance of an additional Note to the Holder within two (2) Business Days of such date in the form attached to the Purchase Agreement (with such changes thereto as contemplated by the Senior Secured Note Amendment Agreement No. 1 dated as of December 16, 2019) with a Principal amount equal thereto; it being understood that such additional Note shall be deemed a Note issued under the Purchase Agreement (each a “PIK Note”). From and after the occurrence and during the continuance of any Event of Default, the applicable Interest Rate shall automatically be increased by two percent (2%) per annum above the Interest Rate otherwise applicable in accordance with the terms hereof, and all such interest shall be payable on demand. In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure, provided that the Interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of such cure of such Event of Default. Any payments made pursuant to this Section 2 shall be applied pro rata to the Note and the Other Notes in accordance with the respective Principal amounts thereof.”

2.5 Section 2 of the Notes issued under the Additional Purchase Agreement is hereby amended by deleting Section 2 in its entirety and inserting in its place the following new Section 2, which shall read in its entirety as follows:

“2. INTEREST; INTEREST RATE. Interest on this Note shall accrue at the applicable Interest Rate and shall commence accruing on the Issuance Date and Interest shall be computed on the basis of a 360-day year and twelve 30-day months and shall be payable in cash to the record Holder in arrears on March 15, June 15, September 15 and December 15 of each calendar year, beginning with March 15, 2017 and ending on the repayment of the Note; provided, however, that the Company shall make the December 15, 2019 interest payment on December 16, 2019 as follows: (x) 50% of such payment shall be made in cash and (y) 50% of such payment shall be made through the issuance of an additional Note to the Holder within two (2) Business Days of such date in the form attached to the Additional Purchase Agreement (with such changes thereto as contemplated by the Senior Secured Note Amendment Agreement No. 1 dated as of December 16, 2019) with a Principal amount equal thereto; it being understood that such additional Note shall be deemed a Note issued under the Additional Purchase Agreement (each a “PIK Note”). From and after the occurrence and during the continuance of any Event of Default, the applicable Interest Rate shall automatically be increased by two percent (2%) per annum above the Interest Rate otherwise applicable in accordance with the terms hereof, and all such interest shall be payable on demand. In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure, provided that the Interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of such cure of such Event of Default. Any payments made pursuant to this Section 2 shall be applied pro rata to the Note and the Other Notes in accordance with the respective Principal amounts thereof.”

3. Amendments; Waivers. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the Required Holders, (or, as set forth in Section 6 of the Notes, each affected Noteholder) provided that any party may give a waiver of this Agreement in writing as to itself. No consideration shall be offered or paid to any Noteholder to amend or consent to a waiver or modification, in of any provision of this Agreement unless the same consideration also is offered to all of the Noteholders.

4. Representations and Warranties. The Company represents and warrants to the Noteholders as follows:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

(b) The Company has the requisite corporate authority to enter into and to consummate the transactions contemplated by this Agreement and the PIK Notes and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of this Agreement and the PIK Notes by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or its stockholders. Each of this Agreement and the PIK Notes has been (or upon delivery will be) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of specific performance and other equitable remedies.

(c) The execution, delivery and performance of this Agreement and the PIK Notes by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not, and will not, (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound, or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject, or by which any property or asset of the Company or a Subsidiary is bound or affected.

(d) Neither the Company nor any of its Subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with (other than the filing of a Form D with the Securities and Exchange Commission and any filings as may be required by any state securities agencies), any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for the Company to execute, deliver or perform any of its obligations under or contemplated by this Agreement and the PIK Notes, in each case in accordance with the terms hereof or thereof.

(e) The offer, issuance and sale of the PIK Notes to the Noteholders pursuant to this Agreement is exempt from the registration requirements of the 1933 Act.

5. General Provisions.

(a) Governing Law; Venue; Waiver of Jury Trial. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Agreement. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or email attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email-attached signature page were an original thereof.

(c) Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

(d) Full Force and Effect. Except as otherwise provided in this Amendment, the Notes shall remain in full force and effect and each Note shall be legally binding on the parties thereto.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Senior Secured Note Amendment Agreement No. 1 to be duly executed by their respective authorized signatories as of the date first indicated above.

PACIFIC ETHANOL, INC.

By:	/s/ Neil M. Koehler
	Name:	Neil M. Koehler
	Title:	President and Chief Executive Officer

Address for Notices:

400 Capitol Mall, Suite 2060 Sacramento, CA 95814 Facsimile No.: 916-403-2785 Telephone No.: 916-403-2130 Attn: Christopher W. Wright, Esq.

With a copy to:

Troutman Sanders LLP 5 Park Plaza, Suite 1400 Irvine, CA 92614-2545 Facsimile No.: 949-622-2739 Telephone No.: 949-622-2710 Attn: Larry A. Cerutti

NOTEHOLDERS:

CWD Summit, LLC,
acting for and on behalf of
Candlewood Renewable Energy Series I

By:	/s/ David Koenig
	Name:	David Koenig
	Title:	Authorized Signatory

Address for Notices:

555 Theodore Fremd Ave.
Suite C303
Rye, NY 10580

CKP South LLC

By:	/s/ [illegible]
Name:
Title:

Address for Notices:

400 South Ave.
New Canaan, CT 06840

Corrum Capital Alternative Income Fund LP

By:	/s/ [illegible]
Name:
Title:

Address for Notices:

214 N. Tryon St.
Suite 1950
Charlotte, NC 28202

CIF-Income Partners (A), LLC

By:	Black Rock Financial Management, Inc.
Its investment manager

By:	/s/ Stephen Kavalich
	Name:	Stephen Kavalich
	Title:	Director

Address for Notices:

49 East 52nd Street, 16th Floor
New York, NY 10022

Orange 2015 DisloCredit Fund, L.P.

By:	Black Rock Financial Management, Inc.
Its investment manager

By:	/s/ Stephen Kavalich
	Name:	Stephen Kavalich
	Title:	Director

Address for Notices:

49 East 52nd Street, 16th Floor
New York, NY 10022

Sainsbury’s Credit Opportunities Fund, Ltd.

By:	Black Rock Financial Management, Inc.
Its investment manager

By:	/s/ Stephen Kavalich
	Name:	Stephen Kavalich
	Title:	Director

Address for Notices:

49 East 52nd Street, 16th Floor
New York, NY 10022

Co-Investment Income Fund, L.P. –
US Taxable Series

By:	/s/ Stephen Kavalich
	Name:	Stephen Kavalich
	Title:	Director

Address for Notices:

49 East 52nd Street, 16th Floor
New York, NY 10022

Co-Investment Income Fund, L.P. –
US Tax-Exempt Series

By:	/s/ Stephen Kavalich
	Name:	Stephen Kavalich
	Title:	Director

Address for Notices:

49 East 52nd Street, 16th Floor
New York, NY 10022

Exhibit A

Schedule of Noteholders

Noteholder	Aggregate Principal Amount of Existing Notes

CWD Summit, LLC - acting for and on behalf of Candlewood Renewable Energy Series I	$32,822,599
CKP South LLC	$1,500,000
Corrum Capital Alternative Income Fund LP	$2,500,000
Orange 2015 DisloCredit Fund, L.P.	$14,174,718
CIF Income Partners (A) LLC	$9,131,495
Sainsbury’s Credit Opportunities Fund LTD	$1,181,227
Co-Investment Income Fund, L.P. - US Taxable Series	$789,584
Co-Investment Income Fund, L.P. - US Tax-Exempt Series	$1,100,378
Total	$63,200,001